Exhibit 99.1

Vinco Ventures, Inc. Announces ‘Spin Out’ of Emmersive Entertainment.

Emmersive Entertainment to be Fully Reporting Publicly Traded Entity

Bethlehem, PA, June 24, 2021 (GLOBE NEWSWIRE) —Vinco Ventures, Inc. (NASDAQ: BBIG) a leader in selective acquisitions leveraging new market opportunities by utilizing the B.I.G. Strategy: Buy. Innovate. Grow., is pleased to announce the planned ‘spin out’ of Emmersive Entertainment, recently featured on 60 Minutes Plus, as its own standalone publicly traded entity. The transaction is contemplated to occur during the third quarter of this year.

The Company also announces that the resulting Emmersive Entertainment Public Company will be led by current Vinco Ventures Chief Strategy Officer Brian McFadden. “The opportunity to continue to cultivate this technology is exciting,” McFadden said. “I greatly appreciate the faith Board members have in my abilities to continue operating and growing this innovative business. The technology and capabilities of Emmersive will be more fully realized and will be providing the shareholders of Vinco Ventures the additional benefit of equity in a second Public Company is in my view the icing on the cake to the overall merger with ZASH.”

The Company plans to conduct this transaction in Q3 2021 and will shortly announce the Shareholder of Record Effective date, providing all Vinco Venture Shareholders, as of the Record Effective date, an equity position in the resulting company. Additionally, the companies will continue their originally planned partnership allowing them to leverage the traffic and technologies that they currently possess.

“This is a great opportunity for the shareholders of record on the effective date” said Vinco CEO Christopher Ferguson. “The technology that Emmersive continues to develop is I believe industry changing and we felt the best way to ensure the shareholders receive that value is by splitting the two entities and providing the shareholders the proverbial “two bites of the apple”. We look forward to what Brian and the team can build and have full confidence in their ability to execute.”

About Vinco Ventures, Inc.

Vinco Ventures, Inc. (BBIG) is a selective acquisitions company focused on digital media and content technologies. Vinco’s B.I.G. (Buy. Innovate. Grow.) strategy is seeking out acquisition opportunities that are poised for scale and will BE BIG. For more information visit Investors.vincoventures.com.

EVNT Platform, LLC, dba Emmersive Entertainment

Builders of the next great artform and investment vehicle. Our team draws on decades of industry experience, creative vision, and programming prowess to deliver unparalleled digital solutions. We are committed to pushing the limits of technology and challenging ourselves to unlock the most creative solutions for complex artistic and technological NFT concepts. We specialize in crafting custom artwork in a variety of mediums, all while advancing the NFT market by offering one-of-a-kind augmented digital and physical tokens. Working directly with artists, celebrities, and sports stars, we produce the future of memorabilia.

Forward-Looking Statements and Disclaimers

To the extent any statements contained in this press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and the information that are based upon beliefs of, and information currently available to, the company’s management as well as estimates and assumptions made by the company’s management. These statements can be identified by the fact that they do not relate strictly to historic or current facts. When used in this presentation the words “estimate,” “expect,” “intend,” “believe,” “plan,” “anticipate,” “projected” and other words or the negative of these terms and similar expressions as they relate to the company or the company’s management identify forward-looking statements. Such statements reflect the current view of the company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the company’s industry, its operations and results of operations and any businesses that may be acquired by the company. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the company believes that the expectations reflected in the forward-looking statements are reasonable, the company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Investor Relations:

Aimee Carroll

Phone: 866-900-0992

Email: Investors@vincoventures.com